      As filed with the Securities and Exchange Commission on July 2, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             PROCOM TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                               -------------------

              California                                         33-0268063
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                   2181 Dupont Drive, Irvine, California 92715
                                 (949) 794-4257
          (Address and telephone number of principal executive offices)

                               -------------------

       AMENDED AND RESTATED PROCOM TECHNOLOGY, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------

                                 Frederick Judd
                  Vice President - Finance, and General Counsel
                             Procom Technology, Inc.
                   2181 Dupont Drive, Irvine, California 92715
                     (Name and address of agent for service)

                               -------------------

   Telephone number, including area code, of agent for service: (949) 794-4257

                               -------------------

                                        CALCULATION OF REGISTRATION FEE
         --------------------------------------------------------------------------------------------------
                                                    Proposed         Proposed
                                                    maximum          maximum
         Title of               Amount              offering         aggregate             Amount of
         securities             to be               price            offering              registration
         to be registered       registered          per unit         price                 fee
         --------------------------------------------------------------------------------------------------
         Common Stock,          1,140,000 (1)       7.8125 (2)       $8,906,250 (2)        $2,476 (2)
         par value $0.01
         per share
         --------------------------------------------------------------------------------------------------

         (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Amended and Restated Procom Technology, Inc. 1995 Stock Option Plan (the "Plan") may become subject to the Plan.

         (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 29, 1999, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street Journal.

            The Exhibit Index for this Registration Statement is at page 6.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents of Procom Technology, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

        (a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on March 25, 1997 (registration number 333-23905).

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Frederick L. Judd. Mr. Judd is the Vice President - Finance and General Counsel of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

ITEM 8.       EXHIBITS

        See the attached Exhibit Index at page 6.



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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of June, 1999.


                                        By:  /s/ Alex Razmjoo
                                            ------------------------------------
                                            Alex Razmjoo
                                            Chairman of the Board, President and
                                            Chief Executive Officer


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                               Title                        Date
           ---------                               -----                        ----

/s/ Alex Razmjoo                      Chairman of the Board,               June 28, 1999
--------------------------            President and Chief Executive
Alex Razmjoo                          Officer (Principal Executive
                                      Officer)


/s/ Frank Alaghband                   Executive Vice President -           June 28, 1999
--------------------------            Operations, and Director
Frank Alaghband


/s/ Alex Aydin                        Executive Vice President -           June 30, 1999
--------------------------            Finance and Administration,
Alex Aydin                            and Director (Principal
                                      Financial Officer)


/s/ Nick Shahrestany                  Executive Vice President -           June 28, 1999
--------------------------            Marketing and Information
Nick Shahrestany                      Technology, and Director


                                      Director
--------------------------
Dom Genovese


                                      Director
--------------------------
David Blake


/s/ Frederick L. Judd                 Vice President - Finance and         June 30, 1999
--------------------------            General Counsel (Principal
Frederick L. Judd                     Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number                  Description of Exhibit
------                  ----------------------

4.          Amended and Restated Procom Technology, Inc. 1995 Stock Option Plan.

5.          Opinion of Frederick L. Judd (Opinion re legality).

23.1        Consent of Arthur Andersen LLP (Consent of Independent Auditor).

23.2        Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24.         Power of Attorney (included in this Registration Statement under
            "Signatures").



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